Exhibit 99.1

1440 Davey Road Woodridge, IL 60517 (Phone) 630.739.6744 (Fax) 630.739.6754 www.advancedlifesciences.com

FOR IMMEDIATE RELEASE	Company Contact: Joe Camp 630-754-4352 Email: jcamp@advancedlifesciences.com
February 19, 2008	Media Contact: Melanie Nimrodi, Financial Relations Board, 312-546-3508 Email: mnimrodi@frbir.com Investors Contact: Kathy Price, Financial Relations Board, 213-486-6547 Email: kprice@frbir.com

Advanced Life Sciences Announces Fourth Quarter and Full Year 2007 Financial Results

CHICAGO, IL, February 19, 2008/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (Nasdaq: ADLS), a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and respiratory diseases, today announced its financial results for the fourth quarter and full year ended December 31, 2007.

The net loss allocable to common shareholders for the three months ended December 31, 2007 was $5.6 million or ($.18) per share compared to a net loss allocable to common shareholders of $5.9 million or ($.21) per share for the three months ended December 31, 2006.  The net loss allocable to common shareholders for the full year 2007 was $32.5 million or ($1.12) per share compared to a net loss allocable to common shareholders of $20.7 million or ($.78) per share for 2006.  The increase in the net loss for the full year 2007 is due to increased costs involved in the clinical development of the Company’s lead compound cethromycin.

The company used approximately $6.0 million in cash in the fourth quarter of 2007 and ended the year with cash totaling $18.3 million.

“We are proud of our many operational and scientific accomplishments in 2007.  Most notably, the clinical success of cethromycin in community acquired pneumonia has placed us in a strong position to achieve our key 2008 objectives of completing a commercial partnership and submitting our NDA for CAP,” said Dr. Michael Flavin, Chairman and CEO of Advanced Life Sciences.

Operating Expense Analysis: 2007 versus 2006:

•                  Research and development expense.  Total research and development expense increased $8.5 million to approximately $25.7 million for the twelve months ended December 31, 2007 from approximately $17.2 million for the twelve months ended December 31, 2006.  The increase in R&D expense is related to clinical trials and manufacturing costs associated with the Company’s lead product, cethromycin.

•                  General and administrative expense.  General and administrative expense increased $1.4 million to $6.8 million for the twelve months ended December 31, 2007.   Salary and benefit expense increased $944,000 and was comprised of $614,000 of incremental salary and benefit expense and $330,000 in non-cash compensation expense related to stock option issuances.  Marketing expenses related to the branding of cethromycin increased $235,000 over 2006, the result of a larger presence at key scientific meetings throughout the year.  Facilities expense increased $143,000 as compared to 2006 which resulted from our facilities expansion that was completed during the fourth quarter of 2006.

Fourth Quarter Expense Analysis: 2007 versus 2006:

•                  Research and development expense.  Total research and development expense decreased $1.6 million to approximately $4.0 million for the three months ended December 31, 2007 from approximately $5.6 million for the three months ended December 31, 2006. The decrease in R&D expense reflects decreased development expenses associated with the completion of community acquired pneumonia clinical trials for cethromycin.

-MORE-

•                  General and administrative expense.  General and administrative expense remained at $1.5 million for the three months ended December 31, 2007 as it had in the three months ended December 31, 2006.

2007 Achievements

•                  Completed and reported positive results from Trial CL-07, a thorough QT study for cethromycin which showed that cethromycin had no effect on QT changes, supporting its favorable cardiac safety profile;

•                  Completed private placement financing with existing and new shareholders which added net proceeds of $18 million in cash to the balance sheet;

•                  Progressed negotiations with multiple prospective partners regarding the commercial development of cethromycin as a treatment for CAP;

•                  Completed clinical development and released positive efficacy and safety data from two pivotal Phase III clinical trials that enrolled over 1,100 patients from over 200 clinical sites worldwide for the use of cethromycin to treat CAP;

•                  Engaged an outside contract research organization to complete medical writing activities and conversion of the NDA database into electronic filing format;

•                  Completed API and drug product manufacturing and initiated stability testing to support the CMC requirements for the cethromycin NDA submission;

•                  Completed microbiology surveillance studies necessary for the cethromycin NDA submission;

•                  Completed efficacy study in which cethromycin was shown to be 100% protective in preventing inhalation anthrax in non-human primates;

•                  Granted Orphan Drug Designation by the FDA for the use of cethromycin in the prophylactic treatment of patients exposed to inhalation anthrax;

•                  Presented 11 posters on cethromycin at The American Society for Microbiology’s 47th Annual Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) in Chicago and the 45th Annual Meeting of the Infectious Disease Society of America (IDSA) in San Diego;

•                  Formed and met with National Advisory Board for Cethromycin consisting of thought leaders in the area of respiratory tract infections and antibiotic therapies;

•                  Granted Orphan Drug Designation by the FDA for ALS-357 in the topical treatment of metastatic melanoma; and

•                  Advanced development of ALS-357: manufactured clinical supplies and submitted the protocol to the Northwestern University Institutional Review Board (IRB) for the planned Phase I/II melanoma program.

Cethromycin Objectives for 2008

•                  Attend FDA Anti-Infectives Advisory Committee meeting discussing non-inferiority margins in CAP clinical trials scheduled for April 1 and 2, 2008 and provide management’s understanding of the Advisory Committee meeting to investors via conference call on April 3, 2008.

•                  Conduct meeting with FDA on April 7, 2008 to discuss the anticipated NDA submission in CAP and provide summary of outcome to investors via conference call on April 10, 2008.

•                  Incorporate guidance from April 1-2 FDA Advisory Committee meeting and April 7 Advanced Life Sciences meeting with FDA to complete NDA submission activities for cethromycin as a treatment for CAP;

•                  Finalize negotiations with potential commercial partners for cethromycin;

•                  Continue collaborations with the National Institute of Allergy and Infectious Diseases (NIAID) and The U.S. Army Medical Research Institute for Infectious Diseases (USAMRIID) to explore cethromycin’s activity against high-priority bioterror agents for its use as a broad spectrum countermeasure; and

•                  Present cethromycin clinical data at ICAAC in the Fall.

-MORE-

Financial Guidance for 2008

Advanced Life Sciences expects its 2008 cash requirements excluding milestone payments that become due upon NDA filing to fall in the range of $16 million and $17 million.  The cash use will be applied toward cethromycin NDA submission activities, manufacturing costs, medical communication investments and general operating expenses.  We believe that this cash balance will be sufficient to allow us to progress into a commercial partnership which will support the ongoing funding needs of the Company.

NASDAQ Marketplace Rule 4350(b)(1)(B)

The Company’s independent registered public accounting firm included an explanatory paragraph in its report on the Company’s 2007 financial statements related to uncertainty in the Company’s ability to continue as a going concern.  The Company does not have sufficient cash on-hand or other funding available as of the date of the audit opinion to meet its obligations if it submits the NDA for cethromycin thereby triggering a $10 million milestone payment. Although the Company recently completed a private placement providing it with net proceeds of $18 million and intends to secure a commercial partnership in 2008 that would provide additional capital to fund the milestone payment, there can be no assurance that it will be able to secure a commercial partnership or obtain adequate capital funding in the future to continue operations and implement its strategy, which would have an adverse effect on the Company’s business and operations.

Conference Call Details

Advanced Life Sciences will host a conference call and live webcast at 10:00 a.m. Eastern Time on Tuesday, February 19, 2008 to discuss the Company’s financial results for the fourth quarter and full year ended December 31, 2007.

The conference call will be webcast simultaneously over the Internet.  Please visit the Investor Relations section of Advanced Life Sciences’ corporate website www.advancedlifesciences.com.  Alternatively, callers may participate in the conference call by dialing 888-713-4215 (domestic) or 617-213-4867 (international).  The passcode for the conference call is 82632306.  Participants may pre-register for the call at:

 https://www.theconferencingservice.com/prereg/key.process?key=RGRXWMYHV

A telephone replay of the call will also be available for 48 hours.  Callers may access the telephone replay by dialing (domestic) 888-286-8010 or 617-801-6888 (international), passcode 10008184.

About Community Acquired Pneumonia (CAP)

CAP is the sixth most common cause of death in the United States. CAP and other respiratory tract infections are caused by pathogens such as Streptococcus pneumoniae and Haemophilus influenzae.  Approximately 5.6 million cases of CAP are diagnosed each year in the United States with 10 million physician visits, resulting in an estimated total annual expenditure of $2 billion dollars for prescribed antibiotics to treat CAP.  CAP is potentially fatal if not treated properly, and the bacteria that cause CAP are developing resistance to current standard of care treatments.

Macrolides and penicillins are currently the front-line treatments for respiratory tract infections such as CAP.   As macrolide and penicillin resistance grows and has the potential to cause more clinical failures, there is a need for new antibiotics with unique mechanisms of action that can overcome this emerging resistance.

About Cethromycin

Cethromycin has shown higher in vitro potency and a broader range of activity than macrolides against Gram-positive bacteria associated with respiratory tract infections, and, again in in vitro tests, it appears to be effective against penicillin- and macrolide-resistant bacteria. Cethromycin has a mechanism of action that may slow the onset of future bacterial resistance. In addition to its utility in CAP, cethromycin is also being investigated for the prophylactic treatment of inhalation anthrax post-exposure. The FDA has designated cethromycin as an orphan drug for the prophylactic treatment of inhalation anthrax post exposure, but the drug is not yet approved for this or any other indication.

-MORE-

About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and inflammation.  The Company’s lead candidate, cethromycin, is a novel once-a-day oral antibiotic in late-stage clinical development for the treatment of respiratory tract infections including CAP.  For more information, please visit us on the web at www.advancedlifesciences.com.

Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  The Company does not undertake any obligations to update any forward-looking statements whether as a result of new information, future events or otherwise.  Our actual results could differ materially from those discussed herein due to several factors including the success and timing of our clinical trials and our ability to obtain and maintain  regulatory approval and labeling of our product candidates; our plans to develop and commercialize our product candidates; the loss of key scientific or management personnel; the size and growth of potential markets for our product candidates and our ability to serve those markets; regulatory developments in the U.S. and foreign countries; the rate and degree of market acceptance of any future products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to obtain financing on terms acceptable to us; our ability to obtain and maintain intellectual property protection for our product candidates; the successful development of our sales and marketing capabilities; the success of competing drugs that become available; and the performance of third party collaborators and manufacturers.  These and additional risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

	Year Ended December 31,
CONSOLIDATED BALANCE SHEETS	2007	2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$18,324,991	$27,054,947
Prepaid insurance	251,493	380,083
Prepaid clinical trial expenses	926,168	2,364,512
Other prepaid expenses and deposits	140,359	273,572

Total current assets	19,643,011	30,073,114

PROPERTY AND EQUIPMENT:
Furniture and fixtures	221,417	250,308
Laboratory equipment	159,186	142,928
Computer software and equipment	242,707	231,022
Leasehold improvements	177,253	182,839

Total property and equipment—at cost	800,563	807,097
Less accumulated depreciation	(542,032)	(398,486)

Property and equipment—net	258,531	408,611

OTHER LONG-TERM ASSETS:
Deferred financing costs	—	26,502
Other assets	10,000	1,452

Total other long-term assets	10,000	27,954

TOTAL ASSETS	$19,911,542	$30,509,679

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,685,751	$1,011,396
Accrued clinical trial expenses	2,776,543	1,410,894
Other accrued expenses	330,441	226,881
Accrued interest payable	22,756	22,756
Short-term lease payable	7,259	19,437
Short-term grant payable	—	476,708
Short-term notes payable - related party	—	2,000,000
Short-term notes payable - net of $939 debt discount	—	—

Total current liabilities	5,822,750	5,168,072

Long-term lease payable	12,818	20,076
Long-term grant payable	500,000	23,292
Long-term notes payable - related party	2,000,000	—
Notes payable - net of $11,266 debt discount December 31, 2006	3,915,000	3,903,734

Total liabilities	12,250,568	9,115,174

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	—	—

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value—60,000,000 shares authorized; December 31, 2007 38,502,987 issued and outstanding; December 31, 2006 28,282,677 shares issued and outstanding;	385,030	282,827
Additional paid-in capital	106,859,532	88,370,853
Deficit accumulated during the development stage	(99,583,588)	(67,259,175)

Total stockholders’ equity	7,660,974	21,394,505
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,911,542	$30,509,679

ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Revenue:
Management fees	$—	$—	$—	$—
Grants	—	4,661	—	39,788
Royalty—related party	—	—	—	—

Total revenue	—	4,661	—	39,788

Expenses:
Research and development	4,013,585	5,632,428	25,735,759	17,202,113
Contracted research and development— related party			—	—
Selling, general and administrative	1,476,806	1,479,881	6,839,575	5,457,395

Total expenses	5,490,391	7,112,309	32,575,334	22,659,508

Loss from operations	(5,490,391)	(7,107,648)	(32,575,334)	(22,619,720)

Other (income) expense:
Interest Income	(79,488)	(384,483)	(717,884)	(1,651,916)
Interest expense	116,695	118,358	466,963	511,884
Gain on sale of interest in Sarawak Medichem Pharmaceuticals joint venture	—	(939,052)	—	(939,052)

Net other (income) expense	37,207	(1,205,177)	(250,921)	(2,079,084)

Net loss	(5,527,598)	(5,902,471)	(32,324,413)	(20,540,636)

Less accumulated preferred stock dividends of subsidiary for the period	43,750	43,750	175,000	175,000

Net loss available to common shareholders	$(5,571,348)	$(5,946,221)	$(32,499,413)	$(20,715,636)

Net loss per share available to common shareholders - basic and diluted	$(0.18)	$(0.21)	$(1.12)	$(0.78)

Weighted average shares outstanding- basic and diluted	30,743,566	28,280,651	28,910,041	26,546,785